Exhibit 99.1

NEWS RELEASE

CORRECTING and REPLACING Westell Reports Fiscal 2021 First Quarter Results
Sequential quarterly revenue growth of 18% with improved gross margins and lower expense structure improved loss per share 71%

CORRECTION . . . . by Westell Technologies, Inc.
August 14, 2020
The average number of common shares outstanding for the period ended June 30, 2020 in the non-GAAP table, which is reported in thousands, on the last page of the release should be 15,665.
The corrected release reads:
Westell Reports Fiscal 2021 First Quarter Results
Sequential quarterly revenue growth of 18% with improved gross margins and lower expense structure improved loss per share 71%
AURORA, IL, August 14, 2020 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, today announced results for its fiscal 2021 first quarter ended June 30, 2020 (FY21 1Q). As previously announced, in light of the ongoing proposed reverse/forward split transaction, the Company has decided to forego the quarterly investors call. Information concerning the proposed transaction is set forth in the definitive proxy statement for the Company’s 2020 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on August 11, 2020.  Stockholders are urged to read the definitive proxy statement carefully.
“We saw a strong start to the new fiscal year as revenues increased by $1.2 million over the previous quarter, FY20 Q4. Customer orders in the first quarter improved over what we believe was a COVID-19 related slowdown last quarter. Westell’s supply chain delivery also improved and enabled the Company to fill delayed customer orders. The Westell team did a tremendous job of working with our customers and delivering products during difficult circumstances.
Gross margins during this quarter improved to 38.7% compared to 32.8% in the previous quarter, higher IBW shipments contributed to the improvement. We also continue to spend our resources wisely, operating expenses were $3.8 million compared to $4.9 million in the previous quarter. These results led to a reduction in the consolidated net loss of $0.05 per share compared to a net loss of $0.18 per share in the previous quarter.
We also saw new product revenue. The first Crossfire Cellular DAS system, a key part of our new product growth strategy, shipped during the first quarter with revenue of nearly $0.2 million. Additional systems worth approximately $0.4 million in revenue are expected to ship during the second quarter. The first systems are already installed and are providing superior in-building cellular coverage,” said Westell’s President and CEO Tim Duitsman.

Consolidated Results	FY21 1Q 3 months ended 06/30/20	FY20 4Q 3 months ended 3/31/20	+ increase / - decrease
Revenue	$7.4M	$6.2M	+$1.2M
Gross Margin	38.7%	32.8%	+5.9%
Operating Expenses	$3.8M	$4.9M	-$1.1M
Net Income (Loss)	($0.8M)	($2.8M)	+$2.0M
Earnings (Loss) Per Share	($0.05)	($0.18)	+$0.13
Non-GAAP Operating Expenses (1)	$3.2M	$3.5M	-$0.3M
Non-GAAP Net Income (Loss) (1)	($0.3M)	($1.3M)	+$1.0M
Non-GAAP Earnings (Loss) Per Share (1)	($0.02)	($0.09)	+$0.07
Ending Cash	$21.9M	$20.9M	+$1.0M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.
In-Building Wireless (IBW) Segment
IBW revenue from DAS conditioners and Ancillary products increased during FY21 1Q. Sales of cellular repeaters and public safety products were down slightly while the Company recorded its first revenue from the new Crossfire Cellular DAS product line. Segment gross margin and profit improved due to higher DAS conditioner sales. R&D expenses were down due to lower product certification and consulting costs.

($ in thousands)	FY21 1Q 3 months ended 06/30/20	FY20 4Q 3 months ended 3/31/20	+ increase / - decrease
IBW Segment Revenue	$2,949	$2,014	+$935
IBW Segment Gross Margin	40.7%	20.8%	+19.9%
IBW Segment R&D Expense	$349	$485	-$136
IBW Segment Profit (Loss)	$851	$(66)	+$917
Intelligent Site Management (ISM) Segment
ISM revenue increased, reflecting increased sales of remote units. Segment gross margin decreased primarily due to product mix. These effects were partly offset by lower R&D expense due to a temporary salary reduction during the quarter in response to COVID-19, that resulted in a net increase in profitability for the quarter.

($ in thousands)	FY21 1Q 3 months ended 06/30/20	FY20 4Q 3 months ended 3/31/20	+ increase / - decrease
ISM Segment Revenue	$2,047	$1,904	$143
ISM Segment Gross Margin	56.4%	60.4%	-4.0%
ISM Segment R&D Expense	$382	$412	-$30
ISM Segment Profit	$773	$738	$35
Communication Network Solutions (CNS) Segment
Growth in revenue from Cabinet products was offset in part by lower sales across other CNS product lines. The CNS segment profit improvement was driven primarily by lower R&D expense, due to a temporary salary reduction during the quarter in response to COVID-19.

($ in thousands)	FY21 1Q 3 months ended 06/30/20	FY20 4Q 3 months ended 3/31/20	+ increase / - decrease
CNS Segment Revenue	$2,354	$2,308	$46
CNS Segment Gross Margin	20.7%	20.5%	+0.2%
CNS Segment R&D Expense	$214	$222	-$8
CNS Segment Profit	$273	$251	$22

This news release will be posted on the Investor Relations section of Westell's website: http://ir.westell.com.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, the ability to complete the proposed reverse/forward split transaction and/or the ability to realize its expected benefits, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effects of the Company's accounting policies, retention of key personnel, the effects and consequences of the COVID-19 pandemic or other pandemics, and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2020, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31	June 30,
	2020	2020	2019
Revenue	$7,350	$6,226	$9,002
Cost of revenue	4,508	4,184	5,756
Gross profit	2,842	2,042	3,246
Gross margin	38.7%	32.8%	36.1%
Operating expenses:
Research & Development	945	1,119	1,556
Sales and marketing	1,376	1,445	2,332
General and administrative	1,210	1,051	1,364
Intangible amortization	226	309	308
Long-lived assets impairment	—	1,007	—
Total operating expenses	3,757	4,931	5,560
Operating profit (loss)	(915)	(2,889)	(2,314)
Other income, net	30	58	164
Income (loss) before income taxes	(885)	(2,831)	(2,150)
Income tax benefit (expense)	60	(9)	(7)
Net income (loss)	$(825)	$(2,840)	$(2,157)

Net income (loss) per share:
Basic net income (loss)	$(0.05)	$(0.18)	$(0.14)
Diluted net income (loss) per share:
Diluted net income (loss)	$(0.05)	$(0.18)	$(0.14)
Weighted-average number of common shares outstanding:
Basic	15,665	15,579	15,455
Diluted	15,665	15,579	15,455

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	June 30, 2020 (Unaudited)	March 31, 2020
Assets
Cash and cash equivalents	$21,917	$20,869
Accounts receivable, net	4,899	4,047
Inventories	7,354	6,807
Prepaid expenses and other current assets	916	1,298
Total current assets	35,086	33,021
Land, property and equipment, net	1,028	1,076
Intangible assets, net	2,463	2,728
Right-of-use assets on operating leases, net	2,771	628
Other non-current assets	114	73
Total assets	$41,462	$37,526
Liabilities and Stockholders’ Equity
Accounts payable	$2,247	$1,065
Accrued expenses	3,028	3,136
Deferred revenue	955	1,099
Note Payable, SBA PPP loan - current	723	—
Total current liabilities	6,953	5,300
Note Payable, SBA PPP loan - non-current	917	—
Deferred revenue non-current	185	221
Lease liabilities non-current	2,226	250
Other non-current liabilities	225	94
Total liabilities	10,506	5,865
Total stockholders’ equity	30,956	31,661
Total liabilities and stockholders’ equity	$41,462	$37,526

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(825)	$(2,157)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	336	451
Stock-based compensation	162	244
Exchange rate loss (gain)	(9)	(3)
Changes in assets and liabilities:
Accounts receivable	(843)	1,059
Inventory	(547)	(142)
Accounts payable and accrued expenses	3,184	740
Deferred revenue	(180)	(318)
Prepaid expenses and other current assets	382	33
Other assets	(2,184)	(1,103)
Net cash provided by (used in) operating activities	(524)	(1,196)
Cash flows from investing activities:
Purchases of property and equipment, net	(23)	(14)
Net cash provided by (used in) investing activities	(23)	(14)
Cash flows from financing activities:
Proceeds from note payable to bank, SBA PPP loan (1)	1,637	—
Purchase of treasury stock	(42)	(173)
Net cash provided by (used in) financing activities	1,595	(173)
Gain (loss) of exchange rate changes on cash	—	3
Net increase (decrease) in cash and cash equivalents	1,048	(1,380)
Cash and cash equivalents, beginning of period	20,869	25,457
Cash and cash equivalents, end of period	$21,917	$24,077

(1) On April 14, 2020, the Company received $1.6 million pursuant to a loan from JPMorgan Chase Bank, N.A. under the Paycheck Protection Program (the “PPP”) of the 2020 Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Association (the “SBA”). Funds from the loan may only be used for certain purposes, including payroll, benefits, rent and utilities. The Company will carefully monitor qualifying expenses and other requirements in an effort to properly maximize loan forgiveness, but the Company can provide no assurance that the PPP loan will be forgiven in whole or in part.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended June 30, 2020				Three months ended March 31, 2020
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,949	$2,047	$2,354	$7,350	$2,014	$1,904	$2,308	$6,226
Gross profit	1,200	1,155	487	2,842	419	1,150	473	2,042
Gross margin	40.7%	56.4%	20.7%	38.7%	20.8%	60.4%	20.5%	32.8%
R&D expenses	349	382	214	945	485	412	222	1,119
Segment profit (loss)	$851	$773	$273	$1,897	$(66)	$738	$251	$923

Year-over-Year Quarter Comparison

	Three months ended June 30, 2020				Three months ended June 30, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,949	$2,047	$2,354	$7,350	$2,923	$3,095	$2,984	$9,002
Gross profit	1,200	1,155	487	2,842	972	1,579	695	3,246
Gross margin	40.7%	56.4%	20.7%	38.7%	33.3%	51.0%	23.3%	36.1%
R&D expenses	349	382	214	945	399	701	456	1,556
Segment profit (loss)	$851	$773	$273	$1,897	$573	$878	$239	$1,690

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2020	2020	2019
GAAP consolidated operating expenses	$3,757	$4,931	$5,560
Adjustments:
Stock-based compensation (1)	(149)	(158)	(234)
Intangible assets impairment (2)	—	(1,007)	—
Amortization of acquisition-related intangibles (3)	(226)	(309)	(308)
Transaction costs {4)	(200)	—	—
Total adjustments	(575)	(1,474)	(542)
Non-GAAP consolidated operating expenses	$3,182	$3,457	$5,018

	Three months ended
	June 30,	March 31,	June 30,
	2020	2020	2019
GAAP consolidated net income (loss)	$(825)	$(2,840)	$(2,157)
Less:
Income tax benefit (expense)	60	(9)	(7)
Other income, net	30	58	164
GAAP consolidated operating profit (loss)	$(915)	$(2,889)	$(2,314)
Adjustments:
Stock-based compensation (1)	162	177	244
Intangible assets impairment (2)	—	1,007	—
Amortization of acquisition-related intangibles (3)	226	309	308
Transaction costs {4)	200	—	—
Total adjustments	588	1,493	552
Non-GAAP consolidated operating profit (loss)	$(327)	$(1,396)	$(1,762)
Amortization of product licensing rights (5)	39	97	—
Depreciation	71	68	143
Non-GAAP consolidated Adjusted EBITDA (6)	$(217)	$(1,231)	$(1,619)

	Three months ended
	June 30,	March 31,	June 30,
	2020	2020	2019
GAAP consolidated net income (loss)	$(825)	$(2,840)	$(2,157)
Adjustments:
Stock-based compensation (1)	162	177	244
Intangible assets impairment (2)	—	1,007	—
Amortization of acquisition-related intangibles (3)	226	309	308
Transaction costs {4)	200	—	—
Other tax benefit (7)	(53)	—	—
Total adjustments	535	1,493	552
Non-GAAP consolidated net income (loss)	$(290)	$(1,347)	$(1,605)
GAAP consolidated net income (loss) per common share:
Diluted	$(0.05)	$(0.18)	$(0.14)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.02)	$(0.09)	$(0.10)
Average number of common shares outstanding:
Diluted	15,665	15,579	15,455
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Non-cash impairment related to an IBW intangible asset related to product licensing rights incurred in the quarter ended March 31, 2020.
(3) Amortization of acquisition-related intangibles is a non-cash expense arising from intangible assets previously acquired as a result of a business acquisition.
(4) Transaction related expenses associated with the proposed reverse/forward stock split announced on July 10, 2020.
(5) Amortization of the acquired product licensing rights are excluded from Adjusted EBITDA, but included in the Non-GAAP consolidated net income (loss), because the amortization is related to the ongoing operation of the business in the ordinary course.
(6) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.
(7) Tax benefit associated with a reversal of an uncertain tax position.

For additional information, contact:

Tim Duitsman Chief Executive Officer Westell Technologies, Inc. +1 (630) 898 2500 tduitsman@westell.com